SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                _________

                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

                      Date of Report:  25 May 1993
                    (Date of earliest event reported)

                     JOHN DEERE CAPITAL CORPORATION
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-6458
                        (Commission File Number)

                               36-2386361
                    (IRS Employer Identification No.)

                                Suite 600
                     First Interstate Bank Building
                           1 East First Street
                           Reno, Nevada 89501
          (Address of principal executive offices and zip code)

                              (702)786-5527
          (Registrant`s telephone number, including area code)

                 _______________________________________

                            Page 1 of 2 pages.
Item 5. Other Events.

 The following is the text of a press release issued by Deere & Company October 12,
 1994.

 MOLINE, ILLINOIS -- Deere & Company announced that negotiations for a new labor agreement between the Company and the United Auto Workers (UAW) have been suspended without the two parties having reached a settlement agreement.

 "Representatives from Deere and the UAW have worked for a number of months trying to reach agreement on a new labor contract," according to Robert Combs, the company's director of corporate communications. "To the company's disappointment, our efforts to reach agreement have ended without success.
Deere
 is committed to the process of collective bargaining. At present, however, the negotiations are deadlocked.

 "To further the long-term position of the Company, we know it is essential to treat employees fairly," Combs said. "Equally importantly, as we've stressed to the UAW's leadership during these negotiations, our employment practices must recognize the realities of our intensely competitive markets and lay a foundation for long-term success in the marketplace.

 "During our discussions with the UAW, Deere has developed and presented a comprehensive proposal that would preserve and enhance for our current UAW-represented workforce their outstanding wage and benefit package, a compensation
 package which is the very best in our industries," Combs said.
 "Our proposal for an
 agreement would also enhance the Company's long-term competitiveness.

 "While we regret the lack of success in reaching a new labor agreement, the Company expects to maintain normal operations," Combs said.

 Combs noted that the Company is willing to resume meeting with UAW representatives at any time if there is an indication that new discussions would be
 fruitful.

 Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             JOHN DEERE CAPITAL CORPORATION

                              By /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary
 Dated:  October 13, 1994